Exhibit 24.1

POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of RadNet, Inc. (the “Company”), hereby constitutes and appoints David Katz, Jose Gamez and Mark Stolper the undersigned’s true and lawful attorneys-in-fact to:

1.	complete and execute for and on behalf of the undersigned Forms 3, 4 and 5 and all amendments thereto as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16(a) and Schedules 13D and 13G in accordance with Section 13, of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company;

2.	do all acts necessary in order to file such Forms and Schedules with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as June 1, 2022.

Signature:	/s/ Michael N. Murdock

Print Name:	Michael N. Murdock